CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made as of the 28th day of May, 1999, by and among TADEO HOLDINGS, INC., a Delaware corporation having an office and place of business at 4207 Grand River Avenue, Suite 20, Novi, Michigan 48735 (hereinafter called "Lender"), and AZUREL LTD., a Delaware corporation, having its principal office and place of business at 509 Madison Avenue, New York, New York 10022 (hereinafter called "Borrower").

         1. AMOUNT AND TERMS OF CREDIT. Subject to all of the terms and conditions of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender an aggregate principal amount of One Million Dollars ($1,000,000.00) ("Loan").

         The Loan shall be evidenced by a Credit Note in the amount of $1,000,000.00, in the form of EXHIBIT A hereto (the "Credit Note"). Lender shall record all advances under the Credit Note and all payments made by or on behalf of Borrower on account thereof. Any payment on the Loan shall be credited first to payment of late fees, if any, then to accrued and unpaid interest and the balance, if any, to principal.

         The proceeds of the Loan shall be used for general corporate purposes.

                  1.1 INTEREST. The outstanding principal balance of the Credit Note shall bear interest at eight (8%) percent per annum, with default interest charged on any amounts in default as provided in the Credit Note.

                  1.2 TERM. The term of the Loan is two years, commencing on May 28, 1999.

                  1.3 ADDITIONAL CONSIDERATION. As additional consideration for Lender's agreement to make the Loan, Borrower has granted to Lender a warrant to purchase 300,000 shares of Borrower's Common Stock, $.01 par value, in the form of EXHIBIT B (the "Warrants"), the shares of Common Stock underlying such Warrants being subject to the terms of a Registration Rights Agreement in the form of EXHIBIT C (the "Registration Rights Agreement").

         2. DEFINITIONS. The following terms shall have the following meanings in this Agreement:

                  2.1 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles as applied in the United States.

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                  2.2 MATERIAL ADVERSE EFFECT. A Material adverse Effect is a material adverse impact on the results of operations, liquidity, or future business prospects of the Borrower.

         3. COLLATERAL. The obligations of Borrower to the Lender pursuant to this Agreement and the Credit Note shall be secured as follows:

                  3.1 PLEDGE SECURITY AGREEMENT. A first perfected security interest pursuant to the Pledge Security Agreement in 670 shares of the Common Stock of each of Private Label Cosmetics, Inc. and Fashion Laboratories, Inc. (collectively "PLC") in the form of EXHIBIT D hereto (the "Security Agreement").

         4. CONDITIONS OF LENDING. Lender shall have no obligation to make any advances of the Loan, except upon fulfillment of each of the following conditions:

                  4.1 As of the date of this Agreement, the representations and warranties of Borrower set forth in Section 5 of this Agreement shall be true and correct in all material respects.

                  4.2 No Event of Default specified in Section 8 hereof, and no event which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing.

         5. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower makes the following representations and warranties to Lender which shall be deemed to be continuing representations and warranties so long as any indebtedness of Borrower to Lender arising hereunder remains unpaid:

                  5.1 Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction in which incorporated.

                  5.2 Borrower has the requisite corporate powers to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such license or qualification, except where the failure to be so licensed or qualified could not reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower ("Material Adverse Effect").

                  5.3 Borrower has full power and authority to borrow hereunder and to execute, deliver and perform this Agreement, the Credit Note, the Warrants, the Registration


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Rights Agreement and the Security Agreement, all of which have been duly authorized by all proper and necessary corporate action.

                  5.4 This Agreement constitutes, and the Credit Note and the Security Agreement when executed and delivered pursuant hereto will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except to the extent that enforcement of any such obligations may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors generally.

                  5.5 No consent, approval or authorization of, or registration, declaration or filing with, any governmental body or authority or any other party is required in connection with the valid execution, delivery or performance of this Agreement, the Credit Note, the Warrants, the Registration Rights Agreement or Security Agreement or in connection with any other transactions contemplated hereby.

                  5.6 As of the date of this Agreement, there are no material actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened against Borrower.

                  5.7 Borrower is not in violation of any term of (i) any charter, by-law, mortgage, indenture, indebtedness or other material instrument or agreement, or (ii) of any order, writ, judgment, injunction, decree or demand, or (iii) of any statute, rule or regulation, or the rules of the Nasdaq Stock Market, Inc., which violation could reasonably be expected to have a Material Adverse Effect; and the execution and delivery of this Agreement, the Credit Note, the Warrants, the Registration Rights Agreement and the Security Agreement and the performance of each is and will be in compliance with all of the foregoing terms and will not result in any such violation.

                  5.8 Borrower is not the subject of any pending, or threatened, litigation before any court or administrative tribunal, or the subject of any inquiry from the Nasdaq Office of Listing Investigations, which litigation, threatened litigation or inquiry could reasonably be expected to have a Material Adverse Effect if it were to result in a decision adverse to the Borrower.

                  5.9 Borrower has duly filed all tax returns required to be filed in any jurisdiction, including, without limitation, all Federal income tax returns and have duly paid all taxes shown as being due thereon, except taxes that are being contested in good faith by appropriate proceedings. All other taxes, assessments and governmental charges on Borrower's assets and income which are due and payable have been paid.

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                  5.10 Borrower has good and marketable title to all of its
assets subject, as of the Closing Date, to no lien, pledge, assignment, security interest or other encumbrances except as set forth on Exhibit "E" attached hereto.

                  5.11 No proceeds of the loans will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. Borrower is not an "investment company" or a company "controlled" by an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

                  5.12 Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). No proceeds of the loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         6. AFFIRMATIVE COVENANTS. During the term of this Agreement and so long as the Credit Note shall remain unpaid:

                  6.1 Borrower will furnish to Lender within forty-five (45) days after the end of each fiscal quarter, and within one hundred twenty (120) days after the end of each fiscal year, unaudited and audited, respectively, consolidated financial statements of Borrower at and as of the end of each such period, all in such detail as Lender may reasonably request, certified by either the chief executive officer or the chief financial officer of Borrower.

                  6.2 Borrower shall also permit Lender to periodically inspect and review Borrower's books and records, at reasonable times and upon reasonable notice. Such inspections shall be at the Lender's expense.

                  6.3 Borrower will promptly inform Lender of the commencement of any action, suit, counterclaim or proceeding against Borrower, or any of Borrower's Subsidiaries involving (i) a claim in excess of One Hundred Fifty Thousand Dollars ($150,000.00), unless such claim is fully covered by insurance.

                  6.4 Borrower will promptly pay all of its material taxes, assessments and other governmental charges prior to the date on which all penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits unless the validity thereof is being contested in good faith or the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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                  6.5 Lender shall have the right to designate one person to be appointed to the Borrower's Board of Directors, which designee shall also be nominated for election to Borrower's Board of Directors at any stockholders meetings at which directors are elected; PROVIDED, that such Lender designee shall serve on the Compensation and Stock Option Committees of Borrower's Board of Directors.

         7. NEGATIVE COVENANTS. During the term of this Agreement and so long as the Credit Note shall remain unpaid:

                  7.1 Borrower will not mortgage, pledge or otherwise encumber or suffer to be encumbered any of its assets without the prior written consent of Lender, except for liens granted to Lender or liens incurred in the ordinary course of Borrower's business in connection with regular commercial transactions usual and customary in Borrower's industry, and except for existing liens and replacements, substitutions or extensions thereof which secure the same or lesser amounts.

                  7.2 Borrower will not convey, lease or sell all or any substantial portion of its property, assets or business to any other party, except the sale of inventory in the ordinary course of business, if, after giving effect to such transaction, the stated value of assets on Borrower's balance sheet, exclusive of good will, shall be less than two-thirds of the stated value of assets on Borrower's balance sheet, exclusive of good will, immediately before such transaction.

                  7.3 Borrower will not guarantee, endorse or otherwise become contingently liable for the debts or other obligations of any other person or entity other than in the ordinary course of business consistent with past business practice.

                  7.4 Borrower will not loan to, invest in or otherwise make advances to any other person or entity, except for (a) intercompany loans to its wholly-owned PLC or any of its other wholly-owned subsidiaries, (b) the Borrower's equity investments in subsidiaries, (c) loans to employees consistent with past business practices and (d) loans, investments or advances for any other purpose which do not exceed $50,000 in aggregate principal amount outstanding at any time.

                  7.5      Borrower will not pay dividends.

                  7.6 Lender shall have a right of first refusal, for a period of fifteen (15) days after receipt of written notice from Borrower, to purchase any debt or equity securities of Borrower on the same terms and conditions as any bona fide third party.

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         8. EVENTS OF DEFAULT. At any time that the Credit Note is unpaid, the occurrence of any one or more of the following events shall constitute an Event of Default:

                  8.1 Nonpayment, within ten (10) days after the due date therefor, of any part of principal of or interest on the Credit Note; or

         8.2 The making of a general assignment by Borrower for the benefit of creditors, or the institution by Borrower of any bankruptcy, reorganization, arrangement or other type of insolvency case or proceeding under the United States Bankruptcy Code or any other federal or state law, or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims or winding up of affairs of Borrower; or

                  8.3 The appointment of a receiver or trustee for Borrower or for any assets of Borrower or the institution against Borrower of any bankruptcy, reorganization, or insolvency proceeding under any federal or state law or any proceeding for the liquidation or winding up of the affairs of Borrower if Borrower shall fail to have such appointment vacated, or such proceeding dismissed, within sixty (60) days after it is made or instituted; or

                  8.4 If the subject matter of any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower to Lender (including, without limitation, the representations and warranties contained herein) shall prove to be untrue or misleading in any material respect or to have omitted any substantial contingent or unliquidated liability or claim against Borrower; or

                  8.5 The occurrence of any event of default under the terms of this Agreement, the Warrants, the Security Agreement, the Credit Note, or the Registration Rights Agreement, or under the terms of any other loan agreement, note, indenture or mortgage having a principal amount in any case of $100,000 or more, or under any other agreement evidencing or securing other indebtedness of Borrower to Lender, which default has not been cured or waived within any applicable grace or notice period.

                  8.6 (1) If PLC shall at any time issue additional shares of its capital stock, or securities exercisable for or convertible into its capital stock, without the consent of Lender.

                  (2) If on or before October 1, 2000, all outstanding common shares of each of the companies constituting PLC Capital Stock which on the date of this Agreement have not yet been released from the Escrow created under that certain Escrow Agreement by and among Michael J. Assante, Borrower and the escrow agent, dated as of August 26, 1996, and delivered


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to Lender under the terms of the Security Agreement, are not also delivered to
Lender and held as collateral under the terms of the Security Agreement.

         9. RIGHTS OF LENDER ON DEFAULT. Upon the occurrence of any of the Events of Default enumerated in Section 8 hereof, the obligations of the Lender under this Agreement may be immediately terminated, and all indebtedness evidenced by the Credit Note shall immediately become due and payable, at the option of the Lender. Borrower agrees that the rights and remedies herein are cumulative, and not exclusive, and that Lender shall have in addition any rights or remedies which it would otherwise have at law, including rights of offset.

         10. EXPENSES. Borrower shall reimburse Lender promptly for all costs and expenses, including reasonable counsel fees, of Lender incident to the enforcement of any provision of this Agreement, the Credit Note, the Security Agreement, the Warrants, the Registration Rights Agreement, and any other documents furnished pursuant to this Agreement. In addition, simultaneously with the funding of the Loan by Lender, Borrower shall pay the fees and expenses of Lender's counsel incurred in connection with the negotiation and preparation of the Agreement, the Credit Note, the Warrants, the Security Agreement and the Registration Rights Agreement, up to a maximum of $30,000.

         11.      MISCELLANEOUS.

                  11.1 Any notice or demand to be given hereunder or any notice or demand on the Credit Note, the Warrants, the Registration Rights Agreement, the Security Agreement, or any other document delivered pursuant to this Agreement shall be duly given if mailed by registered or certified mail to each of the parties below and shall be effective on the date of mailing:

                  To Lender At:       Tadeo Holdings, Inc.
                                      4207 Grand River Avenue, Suite 20
                                      Novi, Michigan 48735
                                      Attention: Brian Bookmeier, President

                  To Borrower:        Azurel Ltd.
                                      509 Madison Avenue
                                      New York, New York 10022
                                      Attention: Gerard Semhon, Chairman

                  11.2 This Agreement, any and all other documents executed in connection with this Agreement, and the acts and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York.

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                  11.3 BORROWER, BY EXECUTING THIS AGREEMENT OR ANY OTHER
DOCUMENT PROVIDED FOR BY THIS AGREEMENT, WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS AGREEMENT OR ANY DOCUMENT PROVIDED FOR BY THIS AGREEMENT AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY ACTION TO INTERPRET OR ENFORCE THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO EXTEND CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF LENDER'S RIGHTS UNDER THIS SECTION SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON LENDER'S BEHALF.

         Borrower acknowledges that the above paragraph has been expressly bargained for by Lender and that, but for Borrower's agreement thereto, Lender would not extend the loans to Borrower for the term and interest rate provided in the promissory note described herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                    BORROWER:

                                    AZUREL, LTD.

                                    Signature: /S/ GERARD SEMHON
                                    Name: GERARD SEMHON
                                    Date:____________________

                                    LENDER:
                                    TADEO HOLDINGS, INC.

                                    Signature: /S/ ALEXANDER KALPAXIS
                                    Name: ALEXANDER KALPAXIS
                                    Date:______________________



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         EXHIBITS

         A        Credit Note  [See Exhibit 10.2]

         B        Warrant  [See Exhibit 10.6]

         C        Registration Rights Agreement  [See Exhibit 10.8]

         D        Pledge Security Agreement  [See Exhibit 10.5]